Exhibit 99.4
GEOEYE, INC.
KEY EMPLOYEE CHANGE IN CONTROL SEVERANCE PLAN
     Effective January 1, 2007, the Company adopts this GeoEye, Inc. Key Employee Change in Control Severance Plan for the benefit of certain employees of the Company and its subsidiaries.
SECTION 1. DEFINITIONS. As hereinafter used:
     1.1. “Board” means the Board of Directors of the Company.
     1.2. “Business” means a business or business unit over 50% of whose gross annual revenues arise from the collection, processing or sale of remote sensing imagery products or services (including data extraction, imagery analysis and production of imagery related products) in direct competition with the Company.
     1.3. “Cause” means (i) the commission of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) the willful breach or gross negligence of the Employer’s policies; (iv) intentional damage to the Employer’s property; (v) the Eligible Employee’s failure or refusal in a material respect to follow the reasonable policies or directions of the Employer as specified by the Board after being provided with notice of such failure and an opportunity to cure within seven days of receipt of such notice; (vi) any other act or omission which subjects the Employer to substantial public disrespect, scandal or ridicule or (vii) the Eligible Employee’s failure to carry out the duties of his or her position after being provided with notice of such failure and a reasonable opportunity to cure. Disability shall not constitute Cause. Notwithstanding the foregoing, if the Eligible Employee is a party to an employment agreement with the Employer that contains a definition of “Cause,” then “Cause” shall have the definition used in such employment agreement.
     1.4. “Change in Control” shall have the meaning set forth in Exhibit A.
     1.5. “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
     1.6. “Company” means GeoEye, Inc. or any successors thereto.
     1.7. “Credited Compensation” of a Severed Employee means the aggregate of the Severed Employee’s (a) annual base salary, as determined immediately prior to the Severance Date (without regard to any reductions therein which constitute Good Reason), and (b) most recently established target (determined at one hundred percent of target) for annual cash incentive compensation for such employee prior to such employee’s Severance Date.
     1.8. “Disability” shall mean a disability that prevents an Eligible Employee from substantially performing his or her duties as an employee to the Employer for a period of at least 45 consecutive days or 90 non-consecutive days within any 365-day period.

     1.9. “Effective Date” means the date first stated above as the effective date of this Plan.
     1.10. “Eligible Employee” means any employee that is a Tier 1 Employee or a Tier 2 Employee.
     1.11. “Employer” means the Company or any of its subsidiaries.
     1.12. “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax, other than interest or penalties related to Section 409A of the Code.
     1.13. “Good Reason” means the occurrence, on or after the date of a Change in Control, and without the Eligible Employee’s written consent, of (i) any material diminution in the nature of the Eligible Employee’s duties or responsibilities from those in effect immediately prior to the date of the Change in Control; (ii) a reduction by the Employer in the Eligible Employee’s annual base salary or any adverse change in the Eligible Employee’s aggregate annual and long term incentive compensation opportunity from that in effect immediately prior to the Change in Control which change is not pursuant to a program applicable to all comparably situated executives of the Employer; (iii) the relocation of the Eligible Employee’s principal place of employment to a location more than 50 miles from the Eligible Employee’s principal place of employment immediately prior to the date of the Change in Control; or (iv) the failure of a successor to the Company to assume this Plan.
     1.14. “Gross-Up Payment” has the meaning set forth in Section 2.5 hereof.
     1.15. “Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.
     1.16. “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of an Eligible Employee, whether paid or payable pursuant to this Plan or otherwise, by any Employer or by a Person that is a party to the Change in Control.
     1.17. “Person” means any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.
     1.18. “Plan” means the GeoEye, Inc. Change in Control Severance Plan, as set forth herein, as it may be amended from time to time.
     1.19. “Plan Administrator” means the person or persons appointed from time to time by the Board, which appointment may be revoked at any time by the Board.

     1.20. “Safe Harbor Amount” means, with respect to an Eligible Employee, 2.99 times the Eligible Employee’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.
     1.21. “Severance” means the termination of an Eligible Employee’s employment with the Employer on or within two years following the date of a Change in Control, (i) by the Employer other than for Cause, or (ii) by the Eligible Employee for Good Reason. An Eligible Employee will not be considered to have incurred a Severance if his employment is discontinued by reason of the Eligible Employee’s death or a physical or mental condition causing such Eligible Employee’s inability to substantially perform his duties with the Employer and entitling him or her to benefits under any long-term sick pay or disability income policy or program of the Employer. Notwithstanding anything herein to the contrary, Good Reason shall not be deemed to have occurred unless the Company shall have been given (1) written notice of the Eligible Employee’s assertion that an event constituting Good Reason has occurred, which notice shall be given within 90 days following an event constituting Good Reason and not less than 30 days prior to the Severance Date to which such notice relates, and (2) a reasonable opportunity to cure such occurrence during such 30-day period.
     1.22. “Severance Date” means the date on which an Eligible Employee incurs a Severance.
     1.23. “Severance Pay” means the payment determined pursuant to Section 2.1 hereof.
     1.24. “Severed Employee” means an Eligible Employee who has incurred a Severance.
     1.25. “Tier 1 Employee” means any employee of the Employer who is designated by the Board as a “Tier 1 Employee” on Exhibit B.
     1.26. “Tier 2 Employee” means any employee of the Employer who is designated by the Board as a “Tier 2 Employee” on Exhibit B.
     1.27. “Value” of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.
SECTION 2. BENEFITS.
     2.1. Subject to Section 2.9, each Severed Employee shall be entitled to receive Severance Pay equal to the sum of:
          (a) the Severed Employee’s Credited Compensation, multiplied by (i) 2, in the case of a Tier 1 Employee or (ii) 1 in the case of a Tier 2 Employee;
          (b) a pro rata portion to the Severance Date of the Severed Employee’s most recently established target (determined at one hundred percent of target) for annual cash incentive compensation, calculated by multiplying the target amount, by the fraction obtained by dividing the number of full months and any fractional portion of a month during the Company’s fiscal year in which the Severed Employee was employed by the Employer through the Severance Date by 12;
          (c) a lump sum payment equal to the cost of outplacement services and financial counseling for one year following the Severance Date for the Severed Employee, as reasonably determined by the Plan Administrator; and
          (d) a lump sum payment equal to (i) 24 times, in the case of a Tier 1 Employee, or (ii) 12 times, in the case of a Tier 2 Employee, the total monthly premium payment required to be paid by the Employer to the applicable insurance carrier on behalf of the Severed Employee for life insurance benefits for the month prior to the month of the Severance Date. Following the Severance Date, the Severed Employee may use such lump sum payment to continue conversion life insurance coverage.
     2.2. Severance Pay (as well as any amount payable pursuant to Section 2.6 hereof) shall be paid to an eligible Severed Employee in a cash lump sum, as soon as practicable following the Severance Date, but in no event later than 5 business days immediately following the date the Severed Employee’s release, described in Section 2.9, becomes irrevocable. Notwithstanding anything to the contrary in this Plan, no payments to an Eligible Employee contemplated by this Plan will be paid during the six-month period following the Eligible Employee’s Severance Date unless the Board determines, in its good faith judgment, that paying such amounts at the time or times indicated in this Section 2 would not cause the Eligible Employee to incur an additional tax under Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date hereof) (in which case such amounts shall be paid at the time or times indicated in this Section 2.2). If the payment of any amounts are delayed as a result of the previous sentence, on the first day following the end of the six-month period, the Company will pay the Eligible Employee a lump-sum amount equal to the cumulative amounts that would have otherwise been previously paid to the Eligible Employee under this Agreement during such six-month period. Thereafter, payments will resume in accordance with the terms of the Plan.
     2.3. Subject to Section 2.9, for a period of (a) 24 months following the Severance Date, in the case of a Tier 1 Employee or (b) 12 months following the Severance Date, in the case of a Tier 2 Employee, the Company shall reimburse the Severed Employee and his or her eligible dependents for, or provide direct payment to the insurance carrier for, the premium costs necessary to continue their participation in the Company’s medical and dental plans that the Severed Employee and his or her eligible dependents participated in prior to the Severance Date, as such plans may be changed by the Company from time to time.
     2.4. Each Severed Employee shall, on the Severance Date, immediately become fully vested in all outstanding equity awards. Any options, stock appreciation rights or similar equity awards outstanding and held by the Eligible Employee on the Severance Date shall be immediately exercisable and shall remain exercisable in accordance with the terms of the applicable award documents and plans. Restrictions existing on any restricted stock or restricted stock units granted to the Severed Employee shall immediately lapse on the Severance Date, and any such stock held in escrow shall be released as provided in the applicable award documents.
     2.5. (a) Anything in this Plan to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment to an Eligible Employee would be subject to the Excise Tax, then the Eligible Employee shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by the Eligible Employee of all taxes (and any interest or penalties imposed with respect to such taxes, but excluding any taxes imposed by Section 409A of the Code and any interest or penalties imposed by Section 409A of the Code), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto, but excluding any taxes imposed by Section 409A of the Code and any interest or penalties imposed by Section 409A of the Code) and Excise Tax imposed upon the Gross-Up Payment, the Eligible Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 2.5(a), if it shall be determined that an Eligible Employee is entitled to the Gross-Up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to the Eligible Employee and the amounts payable under this Plan shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under Section 2.1, unless an alternative method of reduction is elected by the Eligible Employee, and in any event shall be made in such a manner as to maximize the Value of all Payments actually made to the Eligible Employee. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Plan (and no other Payments) shall be reduced. If the reduction of the amount payable under this Plan to an Eligible Employee would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, no amounts payable to the Eligible Employee under the Plan shall be reduced pursuant to this Section 2.5(a).
          (b) Subject to the provisions of Section 2.5(c), all determinations required to be made under this Section 2.5, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm designated by the Plan Administrator (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to the Company and each Eligible Employee within 15 business days of the receipt of notice from the Eligible Employee that there has been a Payment or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 2.5, shall be paid by the Company to the Eligible Employee within 5 days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and the Eligible Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the “Underpayment”), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section 2.5(c) and the Eligible Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the

Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Eligible Employee.
          (c) As a condition to being entitled to Gross-Up Payment hereunder, each Eligible Employee shall be required to notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than 10 business days after the Eligible Employee is informed in writing of such claim. The Eligible Employee shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Eligible Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which the Eligible Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Eligible Employee in writing prior to the expiration of such period that the Company desires to contest such claim, the Eligible Employee shall:
               (i) give the Company any information reasonably requested by the Company relating to such claim,
               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,
               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and
               (iv) permit the Company to participate in any proceedings relating to such claim;
                    provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Eligible Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 2.5(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct the Eligible Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Eligible Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company directs the Eligible Employee to pay such claim and sue for a refund, the Company shall make such payment and shall indemnify and hold the Eligible Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Eligible Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Eligible Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
          (d) If, after the Company has made a Gross-Up Payment or a payment pursuant to Section 2.5(c), an Eligible Employee becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to the claim to which such payment relates, the Eligible Employee shall (subject to the Company’s complying with the requirements of Section 2.5(c), if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the Company has paid any amount pursuant to Section 2.5(c), a determination is made that the Eligible Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Eligible Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
          (e) Notwithstanding any other provision of this Section 2.5, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of any Eligible Employee, all or any portion of any Gross-Up Payment, and each Eligible Employee shall be required to consent to such withholding as a condition to being entitled to any Gross-Up Payment.
     2.6. Each Severed Employee shall be entitled to receive (a) the employee’s full salary through the Severance Date, and (b) to the extent not previously reimbursed and to the extent previously submitted for reimbursement, all reasonable travel and other business expenses incurred by the Eligible Employee in the performance of his or her duties to the Company, payable in accordance with the Company’s expense reimbursement policy.
     2.7. The Company will pay to each Eligible Employee all reasonable legal fees and expenses incurred by such Eligible Employee in pursuing any claim under the Plan, unless the applicable finder of fact determines that the Eligible Employee’s claim was frivolous or not maintained in good faith.
     2.8. The Company shall be entitled to withhold and/or to cause to be withheld from amounts to be paid to the Severed Employee hereunder any federal, state, or local withholding or other taxes or charges which it is from time to time required to withhold.
     2.9. (a) No Severed Employee shall be eligible to receive Severance Pay or other benefits under the Plan unless he or she first executes a written release substantially in the form attached as Exhibit C hereto (or, if the Severed Employee was not a United States employee, a similar release which is in accordance with the applicable laws in the relevant jurisdiction) and, to the extent such release is revocable by its terms, only if the Severed Employee does not revoke it.
          (b) In consideration for the payments provided herein and to avoid the actual or threatened misappropriation of the Employer’s trade secrets and confidential information, during the Eligible Employee’s employment with the Employer and for a period of (i) 24 months following the Severance Date, in the case of a Tier 1 Employee or (ii) 12 months following the Severance Date, in the case of a Tier 2 Employee, the Severed Employee shall not, directly or indirectly engage in, have any equity interest in, interview for a potential employment or consulting relationship with or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any portion of the Business (as defined below) of the Employer anywhere in the world; provided, however, that the Eligible Employee shall be permitted to acquire and/or hold a passive stock interest in such a business provided the stock acquired and/or held is publicly traded and is not more than two percent (2%) of the outstanding voting securities of such business; provided, further, that the Eligible Employee shall be permitted to continue to hold a pre-existing interest in such a business to the extent such interest was held by the Eligible Employee prior to the Effective Date.
          (c) During the Eligible Employee’s employment with the Employer and for a period of (i) 24 months following the Severance Date, in the case of a Tier 1 Employee or (ii) 12 months following the Severance Date, in the case of a Tier 2 Employee, the Eligible Employee shall not directly or indirectly, recruit or otherwise solicit or induce any employee, customer, subscriber or supplier of the Employer (i) to terminate its employment or arrangement with the Employer, or (ii) to otherwise change its relationship with the Employer.
          (d) In the event the terms of this Section 2.9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.
SECTION 3. PLAN ADMINISTRATION.
     3.1. The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend, and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan.
     3.2. In the event of a claim by an Eligible Employee as to the amount or timing of any payment or benefit, such Eligible Employee shall present the reason for his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within 14 days after receipt of such written claim, send a written notification to the Eligible Employee as to its disposition. Except as provided in the preceding portion of this Section 3.2, all disputes under this Plan shall be settled exclusively by binding arbitration in Washington, D.C., in accordance with the then prevailing JAMS Streamlined Arbitration Rules & Procedures. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.
     3.3. The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.
     3.4. The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel, and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Employer.
SECTION 4. DURATION; AMENDMENT; AND TERMINATION.
     4.1. This Plan shall be effective on the Effective Date. If a Change in Control has not occurred, this Plan shall continue in effect for two years from the Effective Date (the “Initial Term”) and shall automatically be extended for successive one-year periods (“Extension Terms” and, collectively with the Initial Term, the “Term”) unless the Board takes action to terminate the Plan no later than ninety (90) days prior to the expiration of the then-applicable Term. If the Board takes such action to terminate the Plan, then the Plan shall be terminated on the date determined by the Board. If a Change in Control occurs, this Plan shall continue in full force and effect and shall not terminate or expire until after all Eligible Employees who become or may become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to Section 2 have been made.
     4.2. If a Change in Control has not occurred, this Plan may be amended from time to time during its term by the Board or, to the extent authorized by the Board, its officers, provided that any such amendment which shall in any manner reduce or otherwise materially and adversely affect any benefit which is or may at any time in the future become payable hereunder shall be made effective not less than one year after the action of the Company authorizing such amendment, unless, and then only to the extent that such amendment is or becomes necessary in order to assure continued compliance by this Plan with any applicable state or federal law or regulation.
     4.3. If a Change in Control shall occur while this Plan is in effect, no then-pending amendment that would be disallowed by Section 4.2 or termination shall take effect, this Plan shall remain in full force and effect as at the Change in Control, and this Plan shall terminate automatically without further action on behalf of the Company immediately following the making of all payments to Eligible Employees under this Plan.
     4.4. Notwithstanding anything to the contrary in this Plan, in the event that following the date hereof the Plan Administrator reasonably determines that any compensation or benefits payable under this Plan may be subject to Section 409A of the Code, the Plan Administrator may

to adopt such amendments to this Plan or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (a) exempt the compensation and benefits payable under this Plan from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Plan or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
SECTION 5. GENERAL PROVISIONS.
     5.1. Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge, or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Eligible Employee. When a payment is due under this Plan to a Severed Employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.
     5.2. If any Employer is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like, to a Severed Employee, or if any Employer is obligated by law to provide advance notice of separation (“Notice Period”) to a Severed Employee, then any Severance Pay hereunder to such Severed Employee shall be reduced by the amount of any such severance pay, termination indemnity, notice pay, or the like, as applicable, and by the amount of any compensation received during any Notice Period. Furthermore, if an Eligible Employee has willful and bad faith conduct demonstrably injurious to Company or its subsidiaries, monetarily or otherwise, after receiving Severance Pay, the Company may offset an amount equal to such Severance Pay against any other amounts due from other plans or programs, unless otherwise required by law.
     5.3. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust, or account, nor the payment of any benefits shall be construed as giving any Eligible Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted. This Plan is intended to be a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and shall be interpreted in a manner consistent with such intention.
     5.4. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.
     5.5. This Plan shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties, including each Eligible Employee, present and future, and any successor to the Employer.

     5.6. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
     5.7. The Plan shall not be funded. No Eligible Employee shall have any right to, or interest in, any assets of any Employer that may be applied by the Employer to the payment of benefits or other rights under this Plan.
     5.8. Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States Mail, first-class, postage prepaid, addressed to the intended recipient at his, her or its last known address.
     5.9. This Plan shall be construed and enforced according to the laws of the Commonwealth of Virginia.

GEOEYE, INC.

By:	Date:

[NAME]
[TITLE]

Exhibit A
Tier I Employees
•	Matthew M. O’Connell
Tier II Employees
•	William Schuster

•	Henry E. Dubois

•	William L. Warren

Exhibit B
[ATTACH CHANGE IN CONTROL EXHIBIT FROM 2006 OMNIBUS PLAN]

Exhibit C
WAIVER AND RELEASE OF CLAIMS
     In consideration of, and subject to, the payments to be made to me by GeoEye, Inc., a Delaware corporation (the “Company”) or any of its subsidiaries, pursuant to the GeoEye, Inc. Key Employee Change in Control Severance Plan (the “Plan”), which I acknowledge that I would not otherwise be entitled to receive, I hereby waive any claims I may have for employment or re-employment by the Company or any subsidiary or parent of the Company after the date hereof, and I further agree to and do release and forever discharge the Company or any subsidiary or parent of the Company, and their respective past and present officers, directors, shareholders, employees, attorneys and agents from any and all claims and causes of action, known or unknown, arising out of or relating to my employment with the Company or any subsidiary or parent of the Company, or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, the Civil Rights Acts, Age Discrimination in Employment Act, Employee Retirement Income Security Act, Americans with Disabilities Act, or any other federal, state, or local legislation or common law relating to employment or discrimination in employment or otherwise.
     Notwithstanding the foregoing or any other provision hereof, nothing in this Waiver and Release of Claims shall adversely affect (i) my rights under the Plan; (ii) my rights to benefits other than severance benefits under plans, programs, and arrangements of the Company or any subsidiary or parent of the Company which are accrued but unpaid as of the date of my termination; or (iii) my rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of the Company and any subsidiary or parent of the Company, and my rights under any director’s and officers’ liability insurance policy covering me.
     If I am forty (40) years of age or older as of the date of this Waiver and Release of Claims, I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”). I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Waiver and Release of Claims; (b) I should consult with an attorney prior to executing this Waiver and Release of Claims; (c) I have twenty-one (21) days within which to consider this Waiver and Release of Claims (although I may choose to voluntarily execute this Waiver and Release of Claims earlier); (d) I have seven (7) days following the execution of this release to revoke the Waiver and Release of Claims; and (e) this Waiver and Release of Claims will not be effective until the eighth day after this Waiver and Release of Claims has been signed both by me and by the Company. This Release will be governed by the laws of the Commonwealth of Virginia (with the exception of its conflict of laws provision).
     I acknowledge that I have signed this Waiver and Release of Claims voluntarily, knowingly, of my own free will and without reservation or duress and that no promises or representations have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and the Company’s acknowledgement of my rights reserved under the second paragraph above.

By:

Name:

Date:

GEOEYE, INC.

By:

Title:

Name:

Date: